UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 23, 2023 (February 22, 2023)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 22, 2023, Rimini Street, Inc. (the “Company”) entered into Amendment No. 4 (the “Amendment”) to that certain Credit Agreement dated as of July 2, 2021, as amended by Amendment No. 1 thereto dated July 20, 2021, Amendment No. 2 thereto dated January 14, 2022, and Amendment No. 3 thereto dated May 31, 2022 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among, inter alia, the Company, as borrower, certain subsidiaries of the Company as guarantors, the lenders party thereto and Capital One, National Association, as a lender and administrative agent.

The Amendment implemented certain changes in the reference rate from LIBOR to the Secured Overnight Financing Rate (“SOFR”). On February 28, 2023, effective date of the Amendment, the Company will have a choice of interest rates between (a) Adjusted Term SOFR and (b) Base Rate, in each case plus an applicable margin. The applicable margin remains the same as the existing Credit Agreement and is based on the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) and whether the Company elects Adjusted Term SOFR (ranging from 1.75 to 2.50%) or Base Rate (ranging from 0.75 to 1.50%).

In addition, the Amendment amended the definition of Consolidated EBITDA to provide an addback for the fourth fiscal quarter of 2022, and any period including such quarter, that costs and legal fees and expenses incurred by the Company in connection with its ongoing litigation with Oracle up to $10 million can be added back, increasing the applicable calculation of the Consolidated EBITDA.

Based on voluntary prepayments made to date under the Credit Agreement, the Company currently has $40 million in incremental borrowings available for future use at rates of (i) Adjusted Term SOFR, plus an applicable margin (ranging from 1.75 to 2.50%), or (ii) Base Rate, plus an applicable margin (ranging from 0.75 to 1.50%), under the same terms and maturity date as other borrowings under the Credit Agreement. This amount available is $5 million higher than when the Credit Agreement first became effective on July 2, 2021.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Amendment and in the Credit Agreement were made only for the Credit Agreement, as amended, and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications and limitations and schedules agreed upon by the parties in connection with the negotiated terms. Accordingly, the Amendment is incorporated herein by reference only to provide investors with information regarding the terms of the Amendment and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Exhibit Title

10.1
Amendment No. 4 dated as of February 22, 2023 to that certain Credit Agreement dated as of July 2, 2021, as amended by Amendment No. 1 thereto dated as of July 20, 2021, Amendment No. 2 thereto dated January 14, 2022 and Amendment No .3 thereto dated May 31, 2022, by and among Rimini Street, Inc., as borrower, certain subsidiaries of Rimini Street, Inc., as guarantors, the lenders party thereto, Capital One, National Association, as a lender and administrative agent for all lenders, and the financial institutions identified on the signature pages thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

`    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: February 23, 2023	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

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